                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A


      Current Report Pursuant to Section 13 or 15(d) of the Securities Act
                                     of 1934



                Date of Report (Date of Earliest Event Reported)
                                November 10, 1999


                         General Growth Properties, Inc.
             (Exact name of registrant as specified in its charter)



   Delaware                      1-11656                       42-1283895
   --------                      -------                       ----------
(State or other             (Commission File                (I.R.S. Employer
jurisdiction of                  Number)                 Identification Number)
incorporation)

                  110 N. Wacker Drive, Chicago, Illinois 60606
               (Address of principal executive offices) (Zip Code)


                                 (312) 960-5000
                                 --------------
              (Registrant's telephone number, including area code)


                                       N/A
         (Former name or former address, if changed since last report.)

ONLY THOSE ITEMS AMENDED ARE REPORTED HEREIN.

The registrant hereby amends its Current Report on Form 8-K dated November 23, 1999 as follows:


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Listed below are the financial statements, proforma financial information and exhibits filed as a part of this report:

     (a) Financial Statements of Businesses acquired.

The financial statements of Oak View Mall, Baybrook Mall, East Ridge Mall, and the combined financial statements of Alderwood Mall, Carolina Place and Montclair Plaza as listed in the accompanying Index to Financial Statements and Proforma Financial Information are filed as part of this Current Report on Form 8-K/A.

     (b) Proforma Financial Information.

The proforma financial information of General Growth Properties, Inc. (the "Company") listed in the accompanying Index to Financial Statements and Proforma Financial Information is filed as part of this Current Report on Form 8-K/A.

     (c)  Exhibits.


See Exhibit Index attached hereto and incorporated herein by reference.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         GENERAL GROWTH PROPERTIES, INC.



                                           By:  /s/  Bernard Freibaum
                                           ------------------------------
                                           Bernard Freibaum
                                           Executive Vice President and
                                           Chief Financial Officer

                                           Date:  January 11, 2000

                                  EXHIBIT INDEX

EXHIBIT                                                                           PAGE
NUMBER                                NAME                                       NUMBER

2.1     Agreement of Purchase and Sale, dated as of July 27, 1999, among Oak
        View Mall Corporation, a Delaware corporation, and Oak View Mall,
        L.L.C., a Delaware limited liability company**

2.2     Agreement of Purchase and Sale, dated as of July 22, 1999 between
        General Growth Properties, Inc., a Delaware corporation (the "Company"), and RREEF USA Fund-III, a California group trust.**

2.3     Operating Agreement, dated November 10, 1999, between GGP Limited
        Partnership, a Delaware limited partnership, The Comptroller of the State of New York as Trustee of the Common Retirement Fund ("NYSCRF"), and GGP/Homart II L.L.C. a Delaware limited liability company ("GGP/
        Homart II").**

2.5     Contribution Agreement dated November 10, 1999, by and between GGP
        Limited Partnership, a Delaware limited partnership (the "Operating
        Partnership"), and GGP/Homart II (Altamonte Mall)*

2.6     Contribution Agreement dated November 10, 1999, by and between the
        Operating Partnership and GGP/Homart II (Northbrook Court)*

2.7     Contribution Agreement dated November 10, 1999, by and between the
        Operating Partnership and GGP/Homart II (Natick Trust)*

2.8     Contribution Agreement dated November 10, 1999, by and between the
        Operating Partnership and GGP/Homart II (Stonebriar Centre)*

2.9 Contribution Agreement dated November 10, 1999, by and between NYSCRF and GGP/Homart II (Carolina Place)*

2.10 Contribution Agreement dated November 10, 1999, by and between NYSCRF and GGP/Homart II (Alderwood Mall)*

2.11 Contribution Agreement dated November 10, 1999, by and between NYSCRF and GGP/Homart II (Montclair Plaza)*

4.1 First Amendment to Rights Agreement, dated as of November 10,1999, between the Company and Norwest Bank, Minnesota, N.A.**

4.2 Letter Agreement concerning Rights Agreement, dated November 10, 1999, between the Operating Partnership and NYSCRF.**

EXHIBIT                                                                           PAGE
NUMBER                                NAME                                       NUMBER
23.1    Consent of Deloitte & Touche LLP.

23.2    Consent of Ernst & Young LLP.

* In accordance with Rule 601(b)(2) of Regulation S-K, the exhibits to this agreement and the related disclosure schedules have not been filed. The Company agrees to furnish supplementary a copy of any such omitted exhibit or disclosure schedule to the Securities and Exchange Commission upon request.


** Previously filed by the Company in its Current Report on Form 8-K dated November 23, 1999.

                        INDEX TO FINANCIAL STATEMENTS AND
                         PROFORMA FINANCIAL INFORMATION


The following financial information is presented in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Accordingly, such historical information has been audited only for the most recent fiscal year of the applicable properties as the transactions relating to their acquisition (as described in the registrant's Current Report on Form 8-K dated November 23,
1999) are not with related parties and the registrant, after reasonable inquiry, is not aware of any material factors related to the properties not otherwise disclosed that would cause the reported financial information to not be necessarily indicative of future operating results. In addition, as the properties will be directly or indirectly owned by entities that elect or have elected to be treated as REITs for Federal income tax purposes, a presentation of estimated taxable operating results is not applicable.


EASTRIDGE MALL

Statements of Revenues and Certain Expenses for the
Year Ended December 31, 1998 (Unaudited) and for the
Nine Months Ended September 30,1999 (Unaudited).........................   F-3


BAYBROOK MALL

Independent Auditors' Report............................................   F-4

Statements of Revenues and Certain Expenses for the
Year Ended December 31, 1998 and for the
Nine Months Ended September 30,1999 (Unaudited).........................   F-5

Notes to Statements of Revenues and Certain Expenses....................   F-6


OAK VIEW MALL

Independent Auditors' Report............................................   F-8

Statements of Revenues and Certain Expenses for the
Year Ended December 31, 1998 and for the
Nine Months Ended September 30,1999 (Unaudited).........................   F-9

Notes to Statements of Revenues and Certain Expenses....................  F-10

ALDERWOOD, CAROLINA PLACE AND MONTCLAIR PLAZA

Report of Independent Auditors..........................................  F-12

Combined Statements of Revenues and Certain Expenses for the
Year Ended December 31, 1998 and for the
Nine Months Ended September 30,1999 (Unaudited).........................  F-13

Notes to Combined Statements of Revenues and Certain Expenses...........  F-14


GENERAL GROWTH PROPERTIES, INC.

Proforma Condensed Consolidated Statement of Operations
for the Year Ended December 31,1998 (Unaudited).........................  F-16

Notes to Proforma Condensed Consolidated Statement of
Operations for the Year Ended December 31, 1998 (Unaudited).............  F-17

Proforma Condensed Consolidated Statement of Operations for
the Nine Months Ended September 30, 1999 (Unaudited)....................  F-21

Notes to Proforma Condensed Consolidated Statement of
Operations for the Nine Months Ended September 30, 1999 (Unaudited).....  F-22

Proforma Condensed Consolidated Balance Sheet as of
September 30, 1999 (Unaudited)..........................................  F-25

Notes to Proforma Condensed Consolidated Balance Sheet as of
September 30, 1999 (Unaudited)..........................................  F-26

                                 EAST RIDGE MALL

                   STATEMENTS OF REVENUE AND CERTAIN EXPENSES
                                   (UNAUDITED)


                                                        NINE MONTHS ENDED        YEAR ENDED
                                                       SEPTEMBER 30, 1999     DECEMBER 31, 1998
                                                       ------------------     -----------------
Revenue:
  Rental                                                   $ 5,846,312            $ 7,273,197
  Tenant reimbursement and other                             4,197,089              5,469,154
                                                           -----------            -----------

Total revenue                                               10,043,401             12,742,351
                                                           -----------            -----------


Expenses:
  Utilities                                                    819,864              1,095,517
  Maintenance, taxes and other property operating            2,717,753              4,053,479
  Promotional and other expenses                               445,209                539,232
                                                           -----------            -----------

Total expenses                                               3,982,826              5,688,228
                                                           -----------            -----------

Revenue in excess of Certain Expenses                      $ 6,060,575            $ 7,054,123
                                                           ===========            ===========

                          INDEPENDENT AUDITORS' REPORT



To the Stockholders of RREEF USA Fund - III:


We have audited the statement of revenues and certain expenses of Baybrook Mall (owned by RREEF USA Fund - III) for the year ended December 31, 1998. This financial statement is the responsibility of RREEF USA Fund - III's management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the filing of Form 8-K/A of General Growth Properties, Inc. as a result of the acquisition of this property). Material amounts, described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from future operations of the acquired property are excluded, and the statement is not intended to be a complete presentation of the acquired property's revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Baybrook Mall for the year ended December 31, 1998 in conformity with generally accepted accounting principles.



Deloitte & Touche LLP


Chicago, Illinois
October 28, 1999

                                  BAYBROOK MALL

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
YEAR ENDED DECEMBER 31, 1998 AND THE
NINE MONTHS ENDED SEPTEMBER 30, 1999
(UNAUDITED)
-------------------------------------------------------------------------

                                          SEPTEMBER 30,    DECEMBER 31,
                                              1999             1998
                                           (UNAUDITED)
REVENUES:
  Minimum rent                             $ 7,211,672     $ 9,384,649
  Operating expense recoveries               4,324,332       5,908,181
  Percentage rent                              410,850         582,687
  Other income                                 442,982         868,750
                                           -----------     -----------

           Total revenues                   12,389,836      16,744,267

CERTAIN EXPENSES:
  Property operating                         2,829,328       3,912,431
  Real estate taxes                          1,501,355       1,928,170
  General and administrative                   375,799         514,707
                                           -----------     -----------

           Total certain expenses            4,706,482       6,355,308
                                           -----------     -----------

REVENUES IN EXCESS OF CERTAIN EXPENSES     $ 7,683,354     $10,388,959
                                           ===========     ===========


See notes to statements of revenues and certain expenses.

                                  BAYBROOK MALL


NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
YEAR ENDED DECEMBER 31, 1998 AND THE NINE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED)


1.    BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Baybrook Mall, a shopping center located in Friendswood, Texas, was acquired by Baybrook Mall, L.P. a Delaware limited partnership and wholly-owned subsidiary of General Growth Properties, Inc., on October 28, 1999. The statements of revenues and certain expenses include information related to the operations of Baybrook Mall for the period from January 1, 1998 through December 31, 1998 and January 1, 1999 through September 30, 1999 (unaudited) as recorded by the previous owner, RREEF USA Fund - III.

      The accompanying historical financial statement information is presented to comply with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Accordingly, the financial statements are not representative of the actual operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 (unaudited) as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the acquired property, have been excluded. Expenses excluded consist of interest, depreciation, amortization, and other costs not directly related to the future operations of the acquired property.

      MANAGEMENT'S USE OF ESTIMATES - The preparation of the statements requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      RENTAL INCOME - Minimum rents are recognized on the accrual basis as earned, which approximates the straight-line basis. Other lease rental revenue, such as adjustments based on the Consumer Price Index, charges to tenants for their share of operating expenses, and percentage rents based on sales, is recognized when earned.

      PROPERTY OPERATING EXPENSES - Property operating expenses consist primarily of utilities, insurance, repairs and maintenance, security and safety, cleaning, and other operating expenses.

      UNAUDITED INFORMATION - In the opinion of management, the Statement contains all the adjustments necessary, which are of a normal recurring nature, to present fairly the revenues and certain expenses for the nine months ended September 30, 1999. Results of interim periods are not necessarily indicative of results to be expected for the year.

2.    OPERATING LEASES

      Operating revenue is principally obtained from retail tenant rentals under noncancelable operating leases.

      Future minimum rentals under noncancelable operating leases as of December 31, 1998 are approximately as follows:

                1999                        $  9,477,604
                2000                           9,201,882
                2001                           8,636,563
                2002                           8,244,129
                2003                           7,326,781
                Thereafter                    17,385,457
                                            ------------

                Total                       $ 60,272,416
                                            ============


3.    TRANSACTIONS WITH AFFILIATES

      The property was managed by RREEF Management Company for a property management fee paid monthly in arrears based on an annual rate of 4.0% of tenant cash receipts. Management fees incurred in 1999 and 1998 were $325,656 and $432,783, respectively.

                          INDEPENDENT AUDITORS' REPORT



To the Stockholders of Oak View Mall Corporation:


We have audited the statement of revenues and certain expenses of Oak View Mall (owned by Oak View Mall Corporation) for the year ended December 31, 1998. This financial statement is the responsibility of Oak View Mall's management. Our responsibility is to express an opinion on the financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the filing of Form 8-K/A of General Growth Properties, Inc. as a result of the acquisition of this property.) Material amounts, described in Note 1 to the statement of revenues and certain expenses, that would not be comparable to those resulting from future operations of the acquired property are excluded, and the statement is not intended to be a complete presentation of the acquired property's revenues and expenses.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of Oak View Mall for the year ended December 31, 1998 in conformity with generally accepted accounting principles.



Deloitte & Touche LLP


Chicago, Illinois
October 25, 1999

                                  OAK VIEW MALL

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
YEAR ENDED DECEMBER 31, 1998 AND THE
NINE MONTHS ENDED SEPTEMBER 30, 1999
(UNAUDITED)
--------------------------------------------------------------------------

                                          SEPTEMBER 30,    DECEMBER 31,
                                              1999             1998
                                           (UNAUDITED)
REVENUES:
  Minimum rent                             $ 5,103,485     $ 6,714,373
  Operating expense recoveries               3,397,991       4,603,473
  Percentage rent                              501,694         697,832
  Other income                                 705,453       1,363,140
                                           -----------     -----------

           Total revenues                    9,708,623      13,378,818

CERTAIN EXPENSES:
  Property operating                         2,630,551       3,414,812
  Real estate taxes                            949,522       1,325,200
  General and administrative                   158,750         221,778
                                           -----------     -----------

           Total certain expenses            3,738,823       4,961,790
                                           -----------     -----------

REVENUES IN EXCESS OF CERTAIN EXPENSES     $ 5,969,800     $ 8,417,028
                                           ===========     ===========


See notes to statements of revenues and certain expenses.

                                  OAK VIEW MALL

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
YEAR ENDED DECEMBER 31, 1998 AND THE
NINE MONTHS ENDED SEPTEMBER 30, 1999 (UNAUDITED)

1.    BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


      Oak View Mall, a regional shopping center located in Omaha, Nebraska, was acquired on September 28, 1999 by Oak View Mall L.L.C., a Delaware limited liability company and subsidiary of GGP Ivanhoe III, a joint venture of General Growth Properties, Inc. The statements of revenues and certain expenses include information related to the operations of Oak View Mall for the period from January 1, 1998 through December 31, 1998 and January 1, 1999 through September 30, 1999 (unaudited) as recorded by the previous owner, Oak View Mall Corporation.

      The officers and directors of Oak View Mall Corporation are generally officers of Heitman Capital Management L.L.C. ("HCM").

      The accompanying historical financial statement information is presented in conformity with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Accordingly, the statements are not representative of the actual operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 (unaudited) as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the acquired property, have been excluded. Expenses excluded consist of interest, income taxes, and depreciation, and other costs not directly related to the future operations of the acquired property.

      MANAGEMENT'S USE OF ESTIMATES - The preparation of the statements requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      RENTAL INCOME - Minimum rents are recognized in accordance with the terms of the related leases. This method approximates the straight-line basis. Other lease rental revenue, such as adjustments based on the Consumer Price Index, charges to tenants for their share of operating expenses, and percentage rents based on sales, is recognized when earned.

      LEASE CANCELLATION FEES - Lease cancellation fees are recognized as income when the lease is terminated. Oak View Mall received lease cancellation fees of $3,418 during the nine months ended September 30, 1999 and $85,720 during the year ended December 31, 1998.

      PROPERTY OPERATING EXPENSES - Property operating expenses consist primarily of utilities, insurance, repairs and maintenance, security and safety, cleaning, and other operating expenses.

      UNAUDITED INFORMATION - In the opinion of management, the Statement contains all the adjustments necessary, which are of a normal recurring nature, to present fairly the revenues and certain expenses for the nine months ended September 30, 1999. Results of interim periods are not necessarily indicative of results to be expected for the year.


2.    OPERATING LEASES


      Operating revenue is principally obtained from tenant rentals under noncancelable operating leases. Leasing arrangements generally provide for contingent rentals based upon a percentage of the tenants' gross revenue and for additional rent based on operating expenses and real estate taxes, in addition to minimum rent.

      Future minimum rentals under noncancelable operating leases as of December 31, 1998 are approximately as follows:

                1999                      $  6,689,780
                2000                         6,866,198
                2001                         6,756,803
                2002                         4,566,591
                2003                         4,207,705
                Thereafter                  12,444,285
                                          ------------

                Total                     $ 41,531,362
                                          ============


3.    TRANSACTIONS WITH AFFILIATES

      Under the terms of the property management agreement, Heitman Properties Ltd. ("HPL"), an affiliate of HCM, performs property management services for Oak View Mall. Management fees are payable monthly based upon 5% of gross receipts. On April 1, 1999, management of the property was transferred to an independent third party. Management fees paid to HPL in 1999 and 1998 were $179,309 and $655,292, respectively.

      Additionally, Oak View Mall reimbursed HPL for certain direct payroll costs related to bookkeeping, office operations, engineering, maintenance and janitorial services.

                         REPORT OF INDEPENDENT AUDITORS



The Board of Directors
General Growth Properties, Inc.


We have audited the accompanying Combined Statement of Revenue and Certain Expenses of Alderwood Mall, Carolina Place Mall and Montclair Plaza (the Properties) for the year ended December 31, 1998. The Combined Statement of Revenue and Certain Expenses is the responsibility of the Properties' management. Our responsibility is to express an opinion on the Combined Statement of Revenue and Certain Expenses based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Combined Statement of Revenue and Certain Expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Combined Statement of Revenue and Certain Expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Combined Statement of Revenue and Certain Expenses. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Combined Statement of Revenue and Certain Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in the Current Report on Form 8-K/A of General Growth Properties, Inc. as described in Note 2, and is not intended to be a complete presentation of the Properties' revenue and expenses.

In our opinion, the Combined Statement of Revenue and Certain Expenses referred to above presents fairly, in all material respects, the revenue and certain expenses described in Note 2 of the Properties for the year ended December 31, 1998, in conformity with generally accepted accounting principles.


Ernst & Young LLP


Chicago, Illinois
December 20, 1999

             ALDERWOOD MALL, CAROLINA PLACE MALL AND MONTCLAIR PLAZA

               COMBINED STATEMENTS OF REVENUE AND CERTAIN EXPENSES


                                                               JANUARY 1, 1999 THROUGH
                                               YEAR ENDED        SEPTEMBER 30, 1999
                                            DECEMBER 31, 1998       (UNAUDITED)
                                            -----------------       -----------
REVENUES:
  Rental income                                $33,618,187          $26,650,640
  Other charges to tenants                      17,630,006           13,703,780
  Percentage rent                                1,101,496              852,823
  Other income                                   1,523,865              734,928
                                               -----------          -----------

Total revenue                                   53,873,554           41,942,171
                                               -----------          -----------


EXPENSES:
  Real estate taxes                              3,500,472            2,931,372
  General operating                              3,325,614            1,739,140
  Utilities                                      2,575,428            1,988,018
  Advertising                                    2,881,522            1,871,987
  Repairs and maintenance                        4,829,729            3,392,134
  Management fees                                1,483,076            1,166,837
                                               -----------          -----------

Total expenses                                  18,595,841           13,089,488
                                               -----------          -----------

REVENUE IN EXCESS OF CERTAIN EXPENSES          $35,277,713          $28,852,683
                                               ===========          ===========


See accompanying notes.

             ALDERWOOD MALL, CAROLINA PLACE MALL AND MONTCLAIR PLAZA

               NOTES TO STATEMENTS OF REVENUE AND CERTAIN EXPENSES


1.  BUSINESS

The accompanying combined statements of revenue and certain expenses relate to the operations of Alderwood Mall, Carolina Place Mall and Montclair Plaza (the "Properties"), three regional malls located in Lynnwood, Washington, Pineville, North Carolina and Montclair, California, respectively. The Properties were acquired on November 30, 1999 by GGP/Homart II L.L.C., an entity controlled jointly by General Growth Properties, Inc. and New York State Common Retirement Fund.

At September 30, 1999 and December 31, 1998, the Properties were leased as follows:

                              September 30, 1999         December 31, 1998

         Alderwood Mall              98.5%                     95.5%
         Carolina Place              91.5%                     90.1%
         Montclair Plaza             96.8%                     95.6%



2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying combined statements of revenue and certain expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, for inclusion in the current report on Form 8-K/A of General Growth Properties, Inc. The statements are not representative of the actual operations of the Properties for the periods presented nor indicative of future operations, as certain expenses, primarily depreciation and amortization which may not be comparable to the expenses expected to be incurred by GGP/Homart II L.L.C. in future operations of the Properties, have been excluded.


REVENUE AND EXPENSE RECOGNITION

Minimum rents are recognized on a straight-line basis, over the term of the respective leases. Rental revenue based on tenant sales is recognized in the period in which the sales occur. Revenue related to reimbursable operating expenses is recorded in the same period as the related expenses and included in revenues as other charges to tenants.

Expenses are recognized in the period in which they are incurred.

USE OF ESTIMATES

The preparation of the Combined Statements of Revenue and Certain Expenses in conformity with generally accepted accounting principles require management to make estimates and assumptions that affect the amount reported in the statements of revenue and certain expenses. Actual results could differ from those estimates.

UNAUDITED INTERIM STATEMENT

The Combined Statements of Revenue and Certain Expenses for the period January 1, 1999 through September 30, 1999 ("Interim Statement") is unaudited. In the opinion of management, the Interim Statement reflects all adjustments necessary for fair presentation of the results of the interim period. All adjustments are of a normal, recurring nature.


3.  RENTALS

The Properties have entered into tenant leases that provide for tenants to share in the operating expenses and real estate taxes in relation to their pro rata basis, as defined.


4.  MANAGEMENT AGREEMENTS

During the periods from January 1, 1999 to September 30, 1999 and from January 1, 1998 to December 31, 1998, Carolina Place and Montclair Plaza were managed by third-party management companies. The management agreements provided for management fees based on a flat rate of 3% of cash receipts, as defined, for Carolina Place and a flat rate of 3.5% of net rental receipts, as defined, for Montclair Plaza. Alderwood Mall was managed by General Growth Management, Inc., a related party. Management fees incurred with respect to General Growth Management, Inc. are 4.5% of minimum and percentage rents collected and 10% of temporary rental income ($419,273 and $559,378 for January 1, 1999 through September 30, 1999 and the year ended December 31, 1998, respectively).

                         GENERAL GROWTH PROPERTIES, INC.
             PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
       (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA--UNAUDITED)

                                                                          1999 Proforma
                                 Historical     Fiscal 1998              Adjustments and      Fiscal
                               General Growth     Proforma      Proforma   Acquisitions        1998
                                 Properties,    Adjustments      Fiscal    Previously        Proforma      Eastridge    Baybrook
                                   Inc.(1)    and Acquisitions   1998(1)   Reported(2)    As Reported(2)  Acquisition  Acquisition
                                   -------    ----------------   -------   -----------    --------------  -----------  -----------
Total revenues                     $426,576       $ 87,525      $514,101     $ 99,248        $ 613,349      $    --     $ 16,744
Expenses:
  Property operating                147,496         31,704       179,200       28,782          207,982           --        6,355
  Management fees                     4,288            739         5,027          200            5,227           --           --
  Depreciation and amortization      75,227         17,180        92,407       19,755          112,162           --           --
                                   --------       --------      --------     --------        ---------      -------     --------
Total Expenses                      227,011         49,623       276,634       48,737          325,371           --        6,355
                                   --------       --------      --------     --------        ---------      -------     --------

Operating Income                    199,565         37,902       237,467       50,511          287,978           --       10,389

  Interest expense, net            (109,840)       (38,766)     (148,606)     (34,918)        (183,524)          --           --

Equity in net income/(loss)
  unconsolidated affiliates:
  GGP/Homart, Inc.                   17,865             --        17,865        5,512           23,377           --           --
  GGP/Homart II, Inc.                    --             --            --           --               --           --           --
  Property Joint Ventures             9,837            (69)        9,768           --            9,768        3,598           --
  General Growth Management, Inc.   (16,635)         1,697       (14,938)          --          (14,938)          --           --
                                   --------       --------      --------     --------        ---------      -------     --------
Income before minority interest     100,792            764       101,556       21,105          122,661        3,598       10,389
Minority interest in
  Operating Partnership             (29,794)           164       (29,630)      (1,913)         (31,543)          --           --
                                   --------       --------      --------     --------        ---------      -------     --------
Net income                           70,998            928        71,926       19,192           91,118        3,598       10,389
Convertible preferred
  stock dividends(3)                (13,433)       (11,036)      (24,469)          --          (24,469)          --           --
                                   --------       --------      --------     --------        ---------      -------     --------
Net income available
  to common stockholders           $ 57,565       $(10,108)     $ 47,457     $ 19,192        $  66,649      $ 3,598     $ 10,389
                                   ========       ========      ========     ========        =========      =======     ========

Weighted average shares outstanding - basic
Weighted average shares outstanding - diluted

Earnings per share - basic
Earnings per share - diluted



                                                            GGP/Homart II   Fiscal 1998
                                                 Oak View   Acquisition of    Proforma       for Current
                                               Acquisition    Properties    Adjustments         8-K/A
                                               -----------    ----------    -----------      -----------
Total revenues                                   $    --       $     --     $ (68,987) (A)    $ 561,106
Expenses:
  Property operating                                  --             --       (22,808) (A)      191,529
  Management fees                                     --             --         2,919  (B)        8,146
  Depreciation and amortization                       --             --        (9,256) (C)      102,906
                                                 -------       --------     ---------         ---------
Total Expenses                                        --             --       (29,145)          302,581
                                                 -------       --------     ---------         ---------

Operating Income                                      --             --       (39,842)          258,525

  Interest expense, net                               --             --        (4,014) (D)     (179,510)

Equity in net income/(loss)
  unconsolidated affiliates:
  GGP/Homart, Inc.                                    --             --            --            23,377
  GGP/Homart II, Inc.                                 --         17,639         1,826  (E)       19,465
  Property Joint Ventures                          4,293             --        (6,608) (F)       11,051
  General Growth Management, Inc.                     --             --         4,306  (G)      (10,632)
                                                 -------       --------     ---------         ---------
Income before minority interest                    4,293         17,639       (36,304)          122,276
Minority interest in
  Operating Partnership                               --             --        (7,158) (H)      (38,701)
                                                 -------       --------     ---------         ---------
Net income                                         4,293         17,639       (43,462)           83,575
Convertible preferred
  stock dividends(3)                                  --             --            --           (24,469)
                                                 -------       --------     ---------         ---------
Net income available
  to common stockholders                         $ 4,293       $ 17,639     $ (43,462)        $  59,106
                                                 =======       ========     =========         =========

Weighted average shares outstanding - basic                                                  48,793,658
Weighted average shares outstanding - diluted                                                48,985,205

Earnings per share - basic                                                                    $    1.21
Earnings per share - diluted                                                                  $    1.21

(1) Amounts are from the statements included in the Company's Form 10-K for the year ended December 31, 1998.
(2) Amounts are from the statements included in the Company's Form 8-K dated July 12, 1999.
(3) Proforma earnings have been reduced by proforma dividends on the 7.25% Convertible Preferred Stock.

        NOTES TO PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

               (DOLLARS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)


NOTE 1   PROFORMA BASIS OF PRESENTATION

This unaudited pro forma condensed consolidated statement of operations is presented as if (i) the acquisitions made in 1998 (Southwest Plaza, Northbrook Court, Coastland Mall, the MEPC Portfolio, the USPPI Portfolio, Altamonte Mall, Spring Hill Mall, Pierre Bossier Mall and Mall St. Vincent), (ii) the acquisitions made in 1999 (The Crossroads Mall, the Ala Moana Properties, the Baybrook Mall, and the acquisition of the Oak View Mall and the Eastridge Mall by GGP/Ivanhoe III, Inc. ("GGP/Ivanhoe III"), the formation of GGP/Homart II L.L.C. ("GGP/Homart II"), and the additional interest in GGP/Homart, Inc. ("GGP/Homart"), due to the exchange of interests for common stock) and (iii) the use of the net proceeds of the offering of Depositary Shares in 1998 and a majority of the approximately $332,225 of net proceeds from a public offering of 10,000,000 shares of common stock in 1999 to fund the acquisitions and for other working capital purposes, had all occurred on January 1, 1998. In management's opinion, all adjustments necessary to reflect these transactions have been included. Such pro forma statement of operations is based upon the historical information of General Growth Properties, Inc. and its owned or controlled affiliates ("the Company"), excluding the non-recurring gains on sale and extraordinary items and the historical information of each of the above-mentioned assets for the year ended December 31, 1998. This unaudited pro forma statement of operations is not necessarily indicative of what actual results of the Company would have been assuming such transactions had been completed as of January 1, 1998 nor does it purport to represent the results of operations for future periods.


NOTE 2   ACQUISITIONS AND OTHER PRO FORMA TRANSACTIONS

On April 2, 1998, the Company acquired Southwest Plaza located in Denver, Colorado. On May 8, 1998, the Company completed the acquisition of Northbrook Court Shopping Center located in Northbrook (Chicago), Illinois. The aggregate purchase price for Southwest Plaza and Northbrook Court was approximately $261,000, including approximately $149,000 of assumed debt.

On June 2, 1998, the Company acquired the U.S. retail property portfolio (the "MEPC Portfolio") of MEPC plc, a United Kingdom based real estate company ("MEPC"), through the purchase of the stock of the three U.S. subsidiaries of MEPC ("MEPC U.S. Subsidiaries") that directly or indirectly owned the MEPC Portfolio. The Company acquired the MEPC Portfolio for approximately $871,000 (less certain adjustments for tenant allowances, construction costs, MEPC U.S. Subsidiary liabilities and other items). The Company borrowed approximately $830,000 to finance the purchase price for the stock, which was paid in cash at closing. The MEPC Portfolio consists of eight enclosed mall shopping centers:
Apache Mall in Rochester, Minnesota; The Boulevard Mall in Las Vegas, Nevada; Cumberland Mall in Atlanta, Georgia; McCreless Mall in San Antonio, Texas; Northridge Fashion Center in Northridge (Los Angeles),

California; Regency Square Mall in Jacksonville, Florida; Riverlands Shopping Center in LaPlace, Louisiana and Valley Plaza Mall in Bakersfield, California.

On July 21, 1998, the Company acquired Altamonte Mall in Altamonte Springs (Orlando), Florida. The aggregate consideration paid for the Altamonte Mall was $169,000 (subject to prorations and certain adjustments), part of which was paid by the payoff of approximately $24,000 of indebtedness assumed at acquisition from cash funded from the Company's line of credit facility and the balance of which was paid by the issuance of 3,683,143 redeemable units of limited partnership interest ("Units") in General Growth Properties Limited Partnership ("the Operating Partnership").

On July 23, 1998, effective as of June 30, 1998, GGP Ivanhoe III acquired the U.S. Prime Property, Inc. ("USPPI") portfolio through a merger of a wholly-owned subsidiary of GGP Ivanhoe III into USPPI. The common stock of GGP Ivanhoe III, which has elected to be taxed as a REIT, is owned 51% by the Company and 49% by an affiliate of Ivanhoe, Inc. of Montreal, Quebec, Canada ("Ivanhoe"). The aggregate consideration paid pursuant to the merger agreement was approximately $625,000 (less certain adjustments, including a credit of approximately $64,000 for outstanding mortgage indebtedness and accrued interest thereon as well as credits for tenant allowances, construction costs, commissions, due diligence items and certain miscellaneous items). The acquisition was financed with a $392,000 interim loan, which became due July 1, 1999 (subsequently extended and repaid in October 1999), and capital contributions from the Company and the joint venture partner in proportion to their respective stock ownership. Pursuant to the GGP Ivanhoe III stockholders' agreement, the Company has contributed approximately $91,290 to GGP Ivanhoe III (less certain interest and other credits). The Company's capital contributions were funded primarily from proceeds from the Company's line of credit facility. The properties acquired include: Landmark Mall in Alexandria, Virginia; Mayfair Mall and adjacent office buildings in Wauwatosa (Milwaukee), Wisconsin; Meadows Mall in Las Vegas, Nevada; Northgate Mall in Chattanooga, Tennessee; Oglethorpe Mall in Savannah, Georgia; and Park City Center in Lancaster, Pennsylvania.

On September 3, 1998, the Company acquired Pierre Bossier Mall in Bossier City (Shreveport), Louisiana. The aggregate consideration paid for the Pierre Bossier Mall was approximately $52,700 (subject to prorations and certain adjustments) which was paid in the form of approximately $10,000 in cash (funded from the Company's line of credit facility), a new mortgage loan (obtained from an independent third party) of approximately $42,000 and the assumption of approximately $700 of existing debt.

On September 15, 1998, the Company acquired Spring Hill Mall in West Dundee (Chicago), Illinois. The aggregate consideration paid by the Company was approximately $124,000 (subject to prorations and certain adjustments) which was paid in the form of approximately $32,000 in cash (through the Company's line of credit facility) and a new ten-year fixed rate $92,000 mortgage.

On September 18, 1998, the Company acquired Coastland Center in Naples, Florida, for approximately $114,500 in cash (subject to prorations and certain adjustments). The aggregate consideration paid was borrowed under the Company's line of credit facility.

On October 21, 1998, the Company acquired Mall St. Vincent in Shreveport, Louisiana. The aggregate consideration paid for Mall St. Vincent was $26,400 (subject to prorations and certain adjustments) which was paid by issuing 200,052 redeemable Units in the Operating Partnership (of which 88,871 were immediately redeemed for cash, funded by the Company's line of credit facility, upon demand of the holders of such Units) and by assuming approximately $19,200 of debt.

On January 11, 1999, the Company acquired a 100% ownership interest in the Crossroads Mall in Kalamazoo, Michigan. The aggregate purchase price was approximately $68,000 (subject to prorations and certain adjustments), which was funded primarily from a new $45,000 mortgage loan.

On July 30, 1999, the Company acquired a 100% interest in the Ala Moana Properties in Honolulu, Hawaii. The price paid to the seller was $810,000 (less certain closing adjustments, including a credit for the cost to complete an ongoing expansion project), and was funded with the proceeds of the issuance of $500,000 of commercial mortgage-backed securities and a majority of the proceeds from the Company's July 1999 public offering of 10,000,000 shares of Common Stock.

Effective as of September 28, 1999, GGP Ivanhoe III acquired, through its wholly-owned subsidiary, Oak View Mall in Omaha, Nebraska from an unrelated third party. On December 22, 1999, GGP Ivanhoe III acquired, through its wholly-owned subsidiary, Eastridge Mall in San Jose, California from an unrelated third party. The aggregate purchase price of the two properties was approximately $160,000 which was financed with a $83,000 ten-year mortgage loan, approximately $30,000 of short-term financing and capital contributions from the Company and Ivanhoe in proportion to their respective stock ownership in GGP Ivanhoe III. The Company's capital contributions were funded primarily from proceeds from the Company's Credit Facility.

On October 28, 1999, the Company acquired Baybrook Mall in Houston, Texas. The aggregate consideration paid by the Company was approximately $133,000 (subject to pro-rations and certain adjustments), which was paid in cash (raised primarily through new long-term financing on other previously unsecured properties), and a new 10-year $95,000 non-recourse loan.

During 1999, the Company received notices from three of the institutional investors in GGP/Homart (holding an approximate 11.08% total interest in GGP/Homart) that they desired to exercise the exchange rights available to them under the GGP/Homart stockholders' agreement. The Company satisfied the exercise of such exchange rights by issuing 2,603,291 shares of Common Stock, thereby increasing its ownership interest in GGP/Homart from approximately 38.2% in 1998 to 50% in 1999.

On November 10, 1999, the Company, together with the joint venture partner in GGP/Homart formed GGP/Homart II L.L.C.("GGP/Homart II"). GGP/Homart II is 50% owned by the Company. In connection with the formation of GGP/Homart II, the Company contributed to GGP/Homart II its 100% interests in Stonebriar Centre in Frisco (Dallas), Texas (currently under construction), Altamonte Mall in Altamonte Springs (Orlando), Florida, Natick Mall in Natick (Boston), Massachusetts and Northbrook Court in Northbrook (Chicago), Illinois. The Company's joint venture partner contributed its 100% interests in Alderwood Mall in Lynnwood (Seattle), Washington; Carolina Place in Charlotte, North Carolina; and Montclair Plaza in Los Angeles, California to GGP/Homart II.

NOTE 3   PRO FORMA ADJUSTMENTS

The following adjustments pertain to the Eastridge Mall, Oak View Mall, Baybrook Mall and GGP/Homart II transactions.

(A) REVENUES AND PROPERTY OPERATING EXPENSES

The revenue and property operating expenses adjustments reflect that the operations for the properties contributed to GGP/Homart II by the Company at formation are presented on the equity method as described in adjustment (E) below.


(B) MANAGEMENT FEES

The management fee adjustment represents the management costs charged by General Growth Management, Inc. (including an adjustment to fees not reflected in the July 12, 1999 information previously reported) and reflects a reduction for the properties contributed to GGP/Homart II.


(C) DEPRECIATION AND AMORTIZATION

Depreciation and amortization is adjusted to include amounts for the entire year of 1998 for the acquisitions made in 1999 not described in the Company's July 12, 1999 8-K. In addition, depreciation and amortization is adjusted for the properties contributed to GGP/Homart II.


(D) INTEREST EXPENSE

Interest expense increased due to a combination of debt assumption and increased borrowings. In connection with the 1998 acquisitions described above, the Company assumed $69,000 of mortgage debt bearing interest at the weighted average rate of 8.64%. The Company also issued approximately $1,137,400 of secured and unsecured borrowings to fund the cash portion of the acquisitions. The pro forma interest expense on new borrowings was calculated using a weighted average interest rate of 6.64%. In connection with the 1999 acquisitions and common stock issuance, the Company issued approximately $655,000 of net secured and unsecured borrowings to fund the cash portion of the acquisitions. The pro forma interest expense on new borrowing was calculated using a weighted average interest rate of 6.39%. In addition, interest expense is reduced for the properties contributed by the Company to GGP/Homart II.


(E) EQUITY IN GGP/HOMART II

The Company's equity in the proforma net income of GGP/Homart II is adjusted to reflect the Company's share of the proforma operations of the properties contributed by the Company and the Company's joint venture partner.

(F) EQUITY IN PROPERTY JOINT VENTURES

Reflects the depreciation and management fee expense of the properties acquired by GGP/Ivanhoe III.


(G) EQUITY IN GENERAL GROWTH MANAGEMENT, INC.

Reflects the increase in General Growth Management, Inc. net income for management fees for fees not previously reported and as the acquisitions of the Eastridge Mall, Oak View Mall and the properties acquired through GGP/Homart II were acquired with joint venture partners.


(H) MINORITY INTEREST

The pro forma income statement has been adjusted to reflect the allocation of earnings to the minority interest.


(I) WEIGHTED AVERAGE SHARES

The pro forma weighted average shares outstanding has been adjusted to reflect the additional shares of stock outstanding due to the exchange of the interest of three investors in GGP/Homart for 2,603,291 shares of Common Stock and the 10,000,000 shares of Common Stock issued in the July 1999 public offering.

                         GENERAL GROWTH PROPERTIES, INC.
             PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
       (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA--UNAUDITED)


                                               Historical       Previously Reported
                                             General Growth            1999            Eastridge        Baybrook        Oak View
                                           Properties, Inc.(1)     Acquisitions       Acquisition      Acquisition     Acquisition
                                           -------------------     ------------       -----------      -----------     -----------
Total revenues                                   $426,203            $ 54,152           $     --        $ 12,389        $     --
Expenses:
 Property operating                               139,854              14,982                 --           4,706              --
 Management fees                                    4,389               1,886                 --              --              --
 Depreciation & amortization                       80,050              10,532                 --              --              --
                                                 --------            --------           --------        --------        --------
Total Expenses                                    224,293              27,400                 --           4,706              --

Operating Income                                  201,910              26,752                 --           7,683              --

 Interest expense, net                           (120,121)            (16,782)                --              --              --

Equity in unconsolidated
 affiliates:
 GGP/Homart, Inc.                                  12,236                 694                 --              --              --
 GGP/Homart II                                          0                  --                 --              --              --
 Property Joint Ventures                            7,102                  --              3,091              --           3,045
 General Growth Management, Inc.                   (7,581)                227                 --              --              --
                                                 --------            --------           --------        --------        --------
Income before minority interest                    93,546              10,891              3,091           7,683           3,045
Minority interest in Operating Partnership        (19,996)                 --                 --              --              --
                                                 --------            --------           --------        --------        --------

Net income                                         73,550              10,891              3,091           7,683           3,045

Convertible preferred stock dividends             (18,351)                 --                 --              --              --
                                                 --------            --------           --------        --------        --------
Net income available
 to common stockholders                          $ 55,199            $ 10,891           $  3,091        $  7,683        $  3,045
                                                 ========            ========           ========        ========        ========

Weighted average shares outstanding - basic
Weighted average shares outstanding - diluted

Earnings per share-basic
Earnings per share-diluted


                                                   GGP/Homart II                        Total
                                                    Acquisition      Proforma         Proforma
                                                   of Properties    Adjustments       Combined
                                                   -------------    -----------       --------
Total revenues                                        $     --       $(50,938) (A)    $441,806
Expenses:
 Property operating                                         --        (15,667) (A)     143,875
 Management fees                                            --           (150) (B)       6,125
 Depreciation & amortization                                --         (7,300) (C)      83,282
                                                      --------       --------         --------
Total Expenses                                              --        (23,117)         233,282

Operating Income                                            --        (27,821)         208,524

 Interest expense, net                                      --          4,025  (D)    (132,878)

Equity in unconsolidated
 affiliates:
 GGP/Homart, Inc.                                           --             --           12,930
 GGP/Homart II                                          14,427          3,456  (E)      17,883
 Property Joint Ventures                                    --         (4,907) (F)       8,331
 General Growth Management, Inc.                            --          2,409  (G)      (4,945)
                                                      --------       --------         --------
Income before minority interest                         14,427        (22,838)         109,845
Minority interest in Operating Partnership                  --         (5,373) (H)     (25,369)
                                                      --------       --------         --------

Net income                                              14,427        (28,211)          84,476

Convertible preferred stock dividends                       --             --          (18,351)
                                                      --------       --------         --------
Net income available
 to common stockholders                               $ 14,427       $(28,211)        $ 66,125
                                                      ========       ========         ========

Weighted average shares outstanding - basic                                         51,651,583
Weighted average shares outstanding - diluted                                       51,774,656

Earnings per share-basic                                                              $   1.28
Earnings per share-diluted                                                            $   1.28

(1) Amounts are from the statements included in the Company's Form 10-Q for the nine months ended September 30, 1999 except that extraordinary items and gain on sale are excluded.

                         GENERAL GROWTH PROPERTIES, INC.

        NOTES TO PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
               (DOLLARS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)


NOTE 1     PROFORMA BASIS OF PRESENTATION

This unaudited pro forma condensed consolidated statement of operations is presented as if (i) the acquisitions made in 1999 (The Crossroads Mall, the Ala Moana Properties, and the Baybrook Mall, the acquisition of the Oak View Mall and the Eastridge Mall by GGP/Ivanhoe III, the formation of GGP/Homart II, and the additional interest in GGP/Homart due to the exchange of interests for common stock) and (ii) the Company's use of a majority of the approximately $322,225 of net proceeds from a public offering of 10,000,000 shares of common stock to fund the acquisitions and for other working capital purposes, had all occurred on January 1, 1999. In management's opinion, all adjustments necessary to reflect these transactions have been included. Such pro forma statement of operations is based upon the historical information of General Growth Properties, Inc. excluding extraordinary items and the historical information of each of the above-mentioned entities for the nine months ended September 30, 1999. This unaudited pro forma statement of operations is not necessarily indicative of what actual results of General Growth Properties, Inc. would have been assuming such transactions had been completed as of January 1, 1999 nor does it purport to represent the results of operations for future periods.


NOTE 2     ACQUISITIONS AND OTHER PRO FORMA TRANSACTIONS

On January 11, 1999, the Company acquired a 100% ownership interest in the Crossroads Mall in Kalamazoo, Michigan. The aggregate purchase price was approximately $68,000 (subject to prorations and certain adjustments), which was funded primarily from a new $45,000 mortgage loan.

On July 30, 1999, the Company acquired a 100% interest in the Ala Moana Properties in Honolulu, Hawaii. The price paid to the seller was $810,000 (less certain closing adjustments, including a credit for the cost to complete an ongoing expansion project), and was funded with the proceeds of the issuance of $500,000 of commercial mortgage-backed securities and a majority of the proceeds from the Company's July 1999 public offering of 10,000,000 shares of Common Stock.

Effective as of September 28, 1999, GGP Ivanhoe III acquired, through its wholly-owned subsidiary, Oak View Mall in Omaha, Nebraska from an unrelated third party. On December 22, 1999, GGP Ivanhoe III acquired, through its wholly-owned subsidiary, Eastridge Mall in San Jose, California from an unrelated third party. The aggregate purchase price of the two properties was approximately $160,000 which was financed with a $83,000 ten-year mortgage loan, approximately $30,000 of short-term financing and capital contributions from the Company and Ivanhoe in proportion to their respective stock ownership in GGP Ivanhoe III. The Company's capital contributions were funded primarily from proceeds from the Company's Credit Facility.

On October 28, 1999, the Company acquired Baybrook Mall in Houston, Texas. The aggregate consideration paid by the Company was approximately $133,000 (subject to pro-rations and certain adjustments), which was paid in cash (raised primarily through new long-term financing on other previously unsecured properties), and a new 10-year $95,000 non-recourse loan.

During 1999, the Company received notices from three of the institutional investors in GGP/Homart (holding an approximate 11.08% total interest in GGP/Homart) that they desired to exercise the exchange rights available to them under the GGP/Homart stockholders' agreement. The Company satisfied the exercise of such exchange rights by issuing 2,603,291 shares of Common Stock, thereby increasing its ownership interest in GGP/Homart from approximately 38.2% in 1998 to 50% in 1999.

On November 10, 1999, the Company, together with the joint venture partner in GGP/Homart, Inc. formed GGP/Homart II L.L.C.("GGP/Homart II"). GGP/Homart II is 50% owned by the Company. In connection with the formation of GGP/Homart II, the Company contributed to GGP/Homart II its 100% interests in Stonebriar Centre in Frisco (Dallas), Texas (currently under construction), Altamonte Mall in Altamonte Springs (Orlando), Florida, Natick Mall in Natick (Boston), Massachusetts and Northbrook Court in Northbrook (Chicago), Illinois. The Company's joint venture partner contributed its 100% interests in Alderwood Mall in Lynnwood (Seattle), Washington; Carolina Place in Charlotte, North Carolina; and Montclair Plaza in Los Angeles, California to GGP/Homart II.


NOTE 3     PRO FORMA ADJUSTMENTS

The following adjustments pertain to the Eastridge Mall, Oak View Mall, Baybrook Mall and GGP/Homart II transactions.

(A) REVENUES AND PROPERTY OPERATING EXPENSES

The revenue and property operating expenses adjustments reflect that the operations for the properties contributed to GGP/Homart II by the Company at formation are presented on the equity method as described in adjustment (E) below.


(B) MANAGEMENT FEES

The management fee adjustment represents the management costs charged by General Growth Management, Inc. and reflects a reduction for the properties contributed to GGP/Homart II.


(C) DEPRECIATION AND AMORTIZATION

Depreciation and amortization is adjusted to include amounts for the entire year of 1999 for the acquisitions made in 1999 not described in the Company's July 12, 1999 8-K. In addition, depreciation and amortization is adjusted for the properties contributed to GGP/Homart II.

(D) INTEREST EXPENSE

Interest expense increased due to a combination of debt assumption and increased borrowings. In connection with the 1999 acquisitions and common stock issuance, the Company issued approximately $665,000 of net secured and unsecured borrowings to fund the cash portion of the acquisitions. The pro forma interest expense on new borrowing was calculated using a weighted average interest rate of 6.39%. In addition, interest expense is reduced for the properties contributed by the Company to GGP/Homart II.


(E) EQUITY IN GGP/HOMART II

The Company's equity in the proforma net income of the GGP/Homart II is adjusted to reflect the Company's share of the proforma operations of the properties contributed by the Company and the Company's joint venture partner.


(F) EQUITY IN PROPERTY JOINT VENTURES

Reflects the depreciation and management fee expense of the properties acquired by GGP/Ivanhoe III.


(G) EQUITY IN GENERAL GROWTH MANAGEMENT, INC.

Reflects the increase in General Growth Management, Inc. net income for management fees as the acquisitions of the Eastridge Mall, Oak View Mall and the properties acquired through GGP/Homart II were acquired with joint venture partners.


(H) MINORITY INTEREST

The pro forma income statement has been adjusted to reflect the allocation of earnings to the minority interest.


(I) WEIGHTED AVERAGE SHARES

The pro forma weighted average shares outstanding has been adjusted to reflect the additional shares of stock outstanding due to the exchange of the interest of three investors in GGP/Homart for 2,603,291 shares of Common Stock and the 10,000,000 shares of Common Stock issued in the July 1999 public offering.

                         GENERAL GROWTH PROPERTIES, INC.
                  PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1999
                        (DOLLARS IN THOUSANDS--UNAUDITED)

                                                            HISTORICAL
                                                          GENERAL GROWTH
                                                            PROPERTIES,           PROFORMA          SEPTEMBER 30, 1999
                                                              INC.(1)            ADJUSTMENTS             PROFORMA
                                                              -------            -----------             --------
ASSETS
------
Investment in real estate
 Land                                                       $  674,353            $ (84,122) (A)        $  590,231
 Buildings and equipment                                     3,917,782             (375,372) (B)         3,542,410
 Less accumulated depreciation                                (376,699)              28,135  (B)          (348,564)
 Developments in progress                                      182,856              (47,446) (C)           135,410
                                                            ----------            ---------             ----------
   Net property and equipment                                4,398,292             (478,805)             3,919,487
 Investment in GGP/Homart                                      279,644                   --                279,644
 Investment in GGP/Homart II                                        --              196,663  (C)           196,663
 Investment in Property Joint Ventures                         216,938               24,480  (D)           241,418
                                                            ----------            ---------             ----------
Net investment in real estate                                4,894,874             (257,662)             4,637,212
Cash and cash equivalents                                        5,992                 (789)                 5,203
Tenant accounts receivable, net                                 84,187              (13,830)                70,357
Deferred expenses, net                                          89,977               (1,858)                88,119
Investment in and note receivable from GGMI                     92,591                   --                 92,591
Mortgage note receivable                                        31,086                   --                 31,086
Prepaid expenses and other assets                               59,579                   95                 59,674
                                                            ----------            ---------             ----------
Total Assets                                                $5,258,288            $(274,044)            $4,984,242
                                                            ==========            =========             ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Mortgage notes and other debt payable                       $3,378,270            $(248,973) (F)        $3,129,297
Distributions payable                                           41,140                   --                 41,140
Accounts payable and accrued expenses                          222,954              (25,071)               197,883
                                                            ----------            ---------             ----------
   Total Liabilities                                         3,642,364             (274,044)             3,368,320


Minority interest in Operating Partnership                     354,417                   --                354,417
                                                            ----------            ---------             ----------
Commitments and Contingencies
Preferred Income Equity Redeemable Stock;
 $100 par value 5,000,000 shares authorized;
 no shares issued and outstanding; 400,000 PIERS
 issued and outstanding on a pro forma basis                   337,500                   --                337,500


Stockholder's equity
 Common stock; $10 par value; 210,000,000 shares authorized
   51,677,425 shares issued and outstanding                      5,168                   --                  5,168
 Additional paid-in capital                                  1,199,986                   --              1,199,986
 Retained earnings (deficit)                                  (277,985)                  --               (277,985)
 Note receivable - common stock                                 (3,164)                  --                 (3,164)
                                                            ----------            ---------             ----------
   Total stockholders' equity                                  924,005                   --                924,005
                                                            ----------            ---------             ----------
Total Liabilities and Equity                                $5,258,288            $(274,044)            $4,984,242
                                                            ==========            =========             ==========

(1) Amounts are from the statements included in the Company's Form 10-Q for the quarter ended September 30, 1999 except that the cumulative other comprehensive loss of $1,758 has been excluded.

The accompanying notes are an integral part of the Proforma Condensed Consolidated Balance Sheet.

                         GENERAL GROWTH PROPERTIES, INC.

                  PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1999
               (DOLLARS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)


NOTE 1    PRO FORMA BASIS OF PRESENTATION

This unaudited pro forma condensed consolidated balance sheet is presented as if the acquisitions made subsequent to September 30, 1999 (the acquisition of the Eastridge Mall by GGP/Ivanhoe III, the acquisition of a 100% interest in the Baybrook Mall and the formation of GGP/Homart II), had all occurred at September 30, 1999. In management's opinion, all adjustments necessary to reflect these transactions have been included.


NOTE 2    ACQUISITIONS AND OTHER PRO FORMA TRANSACTIONS

Effective as of September 28, 1999, GGP Ivanhoe III acquired, through its wholly-owned subsidiary, Oak View Mall in Omaha, Nebraska from an unrelated third party. On December 22, 1999, GGP Ivanhoe III acquired, through its wholly-owned subsidiary, Eastridge Mall in San Jose, California from an unrelated third party. The aggregate purchase price of the two properties was approximately $160,000 which was financed with a $83,000 ten-year mortgage loan, approximately $30,000 of short-term financing and capital contributions from the Company and Ivanhoe in proportion to their respective stock ownership in GGP Ivanhoe III. The Company's capital contributions were funded primarily from proceeds from the Company's Credit Facility.

On October 28, 1999, the Company acquired Baybrook Mall in Houston, Texas. The aggregate consideration paid by the Company was approximately $133,000 (subject to pro-rations and certain adjustments), which was paid in cash (raised primarily through new long-term financing on other previously unsecured properties), and a new 10-year $95,000 non-recourse loan bearing interest at 7.71% per annum and requiring monthly payments of principal and interest.

On November 10, 1999, the Company, together with the joint venture partner in GGP/Homart, Inc. formed GGP/Homart II L.L.C.("GGP/Homart II"). GGP/Homart II is 50% owned by the Company. In connection with the formation of GGP/Homart II, the Company contributed to GGP/Homart II its 100% interests in Stonebriar Centre in Frisco (Dallas), Texas (currently under construction), Altamonte Mall in Altamonte Springs (Orlando), Florida, Natick Mall in Natick (Boston), Massachusetts and Northbrook Court in Northbrook (Chicago), Illinois. The Company's joint venture partner contributed its 100% interests in Alderwood Mall in Lynnwood (Seattle), Washington; Carolina Place in Charlotte, North Carolina; and Montclair Plaza in Los Angeles, California to GGP/Homart II.

NOTE 3    PRO FORMA ADJUSTMENTS

(A)   LAND

      Acquisition of Baybrook                                      $   13,300
      Contribution of properties to GGP/Homart II                     (97,422)
                                                                   ----------
                                                                   $  (84,122)
                                                                   ==========


(B)   BUILDING AND EQUIPMENT

                                                                      Cost         Depreciation          Net
                                                                   ----------      ------------      ----------

      Acquisition of Baybrook                                      $  117,281       $       --       $  117,281
      Contribution of properties to GGP/Homart II                    (492,653)          28,135         (464,515)
                                                                   ----------       ----------       ----------
                                                                   $ (375,372)      $   28,135       $ (347,237)
                                                                   ==========       ==========       ==========


(C) INVESTMENT in GGP/Homart II - Contribution to GGP/Homart II of properties formerly 100% owned by the Company

      Net property and equipment (includes $47,446 of
        construction in progress)                                  $ (609,386)
      Mortgage notes                                                  406,616
      Other, net                                                        6,107
                                                                   ----------
      Investment in GGP/Homart II                                  $  196,663
                                                                   ==========


(D)   INVESTMENT IN PROPERTY JOINT VENTURES

      Adjustment to investment in joint ventures for
       acquisition of Eastridge by GGP/Ivanhoe III                 $   24,480


 (E)  ACQUISITION OF BAYBROOK

      Land                                                         $   13,300
      Building                                                        117,281
      Mortgage notes and other debt                                  (133,163)
      Other, net                                                        2,582
                                                                   ----------
                                                                   $       --
                                                                   ==========


(F)   MORTGAGE NOTES AND OTHER DEBT PAYABLE

      Acquisition of Baybrook                                      $  133,163
      Acquisition of Eastridge                                         24,480
      Contribution of properties to GGP/Homart II                    (406,616)
                                                                   ----------
                                                                   $ (248,973)
                                                                   ==========